Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of iLearningEngines, Inc. on Form S-8 of our report dated April 22, 2024, with respect to our audits of the consolidated financial statements of iLearningEngines, Inc. as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022, and 2021 appearing in the Form 8-K filed with the Securities and Exchange Commission on April 22, 2024.

/s/ Marcum llp

Marcum llp

Philadelphia, PA

June 21, 2024